STOCK EXCHANGE AGREEMENT

         This Agreement (hereinafter the "Agreement") is entered into effective as of this 1st day of March, 2001, by and among GoThink!.com, Inc., a Nevada corporation (hereinafter "Purchaser "); Ensurge, Inc.
("Seller"), and KT Solutions, Inc. ("the Company")

                                    RECITALS:

       1. The Company is a California corporation engaged in the business of developing and marketing computer-based and on-line training courses;

       2.     Seller owns all outstanding shares of the Company;  (1,368,387)

       3. Purchaser desires to acquire from the Seller and Seller desires to convey to Purchaser, all of the issued and outstanding capital shares of the Company, in exchange solely for certain shares of Purchaser, all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the States of California and Nevada.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Purchaser, the Company, and the Shareholders approve and adopt this Stock Exchange Agreement and mutually covenant and agree with each other as follows:

1.       Exchange and Delivery of Shares.

         (a) At Closing the Seller shall transfer to the Purchaser 1,363,387 common shares of the Company, which shall constitute all of the issued and outstanding shares of the common stock of the Company. ("KT Shares"). At Closing or as soon as practicable after the Closing Date, the Seller shall surrender for cancellation certificates representing the KT Shares, against delivery of certificates representing the Purchase Shares. Such certificate(s) shall be duly endorsed in blank by the Shareholder or accompanied by duly executed stock powers in blank with signatures guaranteed. Purchaser acknowledges that said certificate(s) represent ownership of the Company only and that no such shares have been or will be registered or issued with the intention of a public market. All KT Shares shall be deemed to be owned by the Purchaser from and after the Closing, and the holder of such certificates previously evidencing the KT Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such KT Shares except as otherwise provided herein or by law.

         (b) At Closing, and in exchange for the transfer of the common stock of the Company pursuant to subsection 1(a) hereof, the Purchaser shall issue and deliver to the Seller, a total of Eight Million (8,000,000) common shares of Purchaser (or such greater number, if necessary, to equal not less than $10,000,000 in value, based on the bid price at close of business on the day prior to the Closing Date), issued and restricted under S.E.C. Rule 144 ("Purchase Shares'). A certificate for the Purchase Shares shall be delivered to Seller as soon after closing as Purchaser's transfer agent is able to prepare such certificate. Seller acknowledges that the certificate delivered to Seller pursuant to this Agreement shall bear a legend in substantially the following form:

                           The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares of stock have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for GoThink!.com that the transaction shall not result in a violation of federal or state securities laws.

2.       Other Matters.

         (a) After the date hereof and prior to Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, the KT Shares and there shall be no dividends paid on the KT Shares.

         (b) All parties shall have received all requisite stockholder approval of the matters set forth herein.

3. Representations of the Seller. The Seller hereby represents and warrants effective this date and the Closing Date as follows:

         (a) The KT Shares are free from claims, liens, or other encumbrances, and the Seller has good title and the unqualified right to transfer and dispose of such KT Shares.

         (b) The Seller is the registered owner and holder of 100% of the issued and outstanding shares of the Company.

         (c) The Seller has no present intent to sell or dispose of the KT Shares and is under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the KT Shares.

4. Representations Regarding the Company The Company and the Seller hereby represent and warrant to the best of their respective knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) The Seller is the record and beneficial owner all of the issued and outstanding KT Shares.

         (b) The Company has no outstanding authorized capital shares, warrants, options or convertible securities other than those shares represented by the KT Shares to be conveyed to Purchaser hereunder.

         (c) The audited financial statements of the Company, as of and for the period ending December 31, 2000, copies of which have been delivered to the Purchaser (hereinafter referred to as the Financial Statements") present fairly, in all material respects, the financial condition of the Company as of the date thereof and the results of its operations for the period covered. The Company has good title to all assets shown on the Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Financial Statements have been prepared in accordance with generally accepted accounting principles, in the United States, consistently applied (except as may be indicated therein or in the notes thereto).

         (d) Since the date of the Financial Statements there have not been any material adverse changes in the financial position of the Company except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of the Company.

         (e) The Company is not a party to any material litigation or any governmental investigation or proceeding, not reflected in the Financial Statements.

         (f) The Company is in good standing in its jurisdiction of incorporation.

         (g) The Company has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) The Company has not materially breached any material agreement to which it is a party. The Company has previously given copies or access thereto of all material contracts, commitments and/or agreements to which the Company is a party including all relationships or dealings with related parties or affiliates.

         (i) The Company has no subsidiary corporations.

         (j) The Company has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of GoThink!.com prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The performance of this Agreement does not materially violate or breach any material agreement or contract to which the Company is a party.

(l) All information regarding the Company which has been provided to the Purchaser is true and accurate in all material respects.

5.      Representations Regarding the Purchaser

(a) The Purchaser is a valid publicly traded corporation, which is currently traded on the OTC "pink sheets" under the ticker symbol "TNKC".

(b) The Purchaser is authorized to enter into this Agreement and to issue and deliver the Purchase shares to the Seller.

         (c) Since the last 10Q filed by the Purchaser, there have not been any material adverse changes in the financial condition of the Purchaser.

         (d) The Purchaser is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the 10Q or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of the Purchaser, threatened or contemplated against or affecting the Purchaser or its properties.

         (e) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

         (f) The Purchaser has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the 10Q for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. The Purchaser is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

         (g) The corporate financial records, minute books, and other documents and records of the Purchaser have been made available to the Seller prior to the Closing.

          (h) The Purchaser has complied with the provisions for registration under the Securities Act of 1933, as amended, and all applicable Blue Sky Laws in connection with its initial public stock offering. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto. The Purchaser is current with respect to all applicable filing requirements with the SEC.

6. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing" or "Closing Date") and at such place as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about March 30, 2001, but not later than April 6, 2001, unless extended by mutual consent of all parties hereto.


7. Conditions Precedent to the Obligations of the Seller. All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of the Company and the Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) All parties shall have performed and complied with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors of the Purchaser, the Seller and the Company shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, all parties shall have delivered certified copies of resolutions of the board of directors and shareholders of the respective companies approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable the parties to comply with the terms of this Agreement including the election of the Company's nominees to the board of directors of the Purchaser and all matters outlined herein.

         (e) The parties stockholders shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

         (f) At Closing, the sole existing officer and director of the Purchaser shall have resigned in writing from all positions as director and officer of the Purchaser upon the election and appointment of the Company's nominees.

          (g) The Purchase Shares to be issued to the Seller at Closing will be validly issued, nonassessable and fully-paid under applicable corporation law and will be issued in a nonpublic offering and isolated transaction in compliance with all federal, state and applicable securities laws.

8.       Conditions  Precedent to the  Obligations of the Purchaser.  All
obligations   of  the  Purchaser   under  this  Agreement  are  subject  to  the
fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by the Seller and the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) The Seller and the Company shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

         (c) The Seller shall deliver a letter commonly known as an "Investment Letter," in a form approved by the Purchaser, acknowledging that the Purchase Shares are being acquired for investment purposes.

9. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Documents at Closing. At the Closing, the following documents shall be delivered:

(a) The Seller will deliver, or will cause to be delivered, to Purchaser the following:

                  (i) a certificate executed by an officer of Seller to the effect that to the best of his knowledge and belief all representations and warranties made regarding the Company under this Agreement are true and correct as of the Closing, the same as though originally given to the Purchaser on said date;

                  (ii) certificate from the jurisdiction of incorporation of the Company dated at or about the Closing to the effect that enSurge is in good standing under the laws of said jurisdiction;

                  (iii) Investment Letters in the form approved by Purchaser executed by the Seller;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) all other items, the delivery of which is a condition precedent to the obligations of the Purchaser, as set forth herein; and

         (b)  The Purchaser will deliver or cause to be delivered to the Seller:

                  (i) stock certificates representing those securities of the Purchaser to be issued as a part of the exchange as described in Sections 2 and 6 hereof;

                  (ii) a certificate of the President/Secretary of the Purchaser, to the effect that all representations and warranties of the Purchaser made under this Agreement are true and correct as of the Closing, the same as though originally given to the Seller on said date;

                  (iii) certified copies of resolutions adopted by the Purchaser's board of directors and the Purchaser's stockholders authorizing the transactions described herein and all related matters;

                  (iv) certificates from the jurisdiction of incorporation of the Purchaser dated at or about the Closing Date that said corporation is in good standing under the laws of said jurisdiction;

                  (v) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (vi) resignation of all of the officers and directors of the Purchaser; and all other items, the delivery of which is a condition precedent to the obligations of the Seller, as set forth in Section 11 hereof.

                  (vii) The Purchaser shall have funds in a minimum amount of $250,000 available to the Company for it's growth capital needs, and shall agree to use it's best efforts to acquire additional capital in the amount of $750,000 to be used by, or on behalf of the Company.



11.      Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Termination. All obligations hereunder may be terminated at the discretion of either party if (i) the closing conditions specified in Sections 11 and 12 are not met by either party, unless extended, or
         (ii) any of the representations and warranties made herein have been materially breached.

         (d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

         (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (j)  Time.  Time is of the essence.

         (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (l) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless such party has agreed otherwise with any such person.



IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



                                         Ensurge, Inc. (the "Seller")


                                             -----------------------------------
                                         By: Jeff Hanks, Chief Financial Officer


                                         GoThink!.Com, Inc.  (the "Purchaser")



                                              ----------------------------------
                                          By: Jennifer Brenner, President


                                          KT Solutions, Inc. (the "Company")



                                              -------------------------------
                                              By: Steven K. Burke, President


                      AMENDMENT TO STOCK EXCHANGE AGREEMENT


         This Amendment is entered into by and between Knowledge Transfer Systems, Inc. (KTSI) f/k/a GoThink!.Com, Inc. and Ensurge, Inc. (ENSG) which shall amend certain terms of that Stock Exchange Agreement entered into between the parties dated April 25, 2001.

1. All parties agree that all representations and warranties set forth in the Stock Exchange Agreement are hereby updated and remain true and accurate as of April 25, 2001.

2. The closing date set forth under said agreement is hereby amended to April 25, 2001.

3. All parties acknowledge that all conditions to closing have been met, and the parties are satisfied that all obligations of the parties have been properly discharged, except for those post closing responsibilities as set forth in the Stock Exchange Agreement.

















         Wherefore, the parties have executed this Amendment this 25th day of

April, 2001.




Knowledge Transfer Systems, Inc.        Ensurge, Inc.




-------------------------------             --------------------------
By: Jennifer Brenner, Pres.             By: Jeff Hanks, CFO



KT Solutions, Inc.




-------------------------------
By: Steve Burke, President.